Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

AdTheorent Holding Company, LLC

New York, New York

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated August 23, 2021, relating to the consolidated financial statements and schedules of AdTheorent Holding Company, LLC, which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

New York, New York

December 3, 2021